Atlantic Synergy, Inc. Awarded $500,000 Contract with Intercoastal
Financial Group

December 1, 2003 / Fort Pierce, FL - Atlantic Synergy, Inc.
(OTC BB: ASGY) has announced it has been awarded a $500,000 one-year contract for technology marketing and consulting services. Atlantic Synergy, Inc. will provide Intercoastal
Financial Group, Inc. with technology / e-Business marketing, consulting and development, and CRM services.

"This is a significant award for us and demonstrates our ability to work with major national business entities on substantial technology service projects", stated Terence
Channon, CEO of Atlantic Synergy. "Furthermore, the impact that this award will have on our revenue growth over the next 12 months will be very positive for our shareholders."

Intercoastal Financial Group, Inc., with headquarters in Fort Pierce, Florida, is a national marine finance company providing quality boat loans and boat refinancing since 1989. The company is a member in good standing with the National Marine Banker's Association. Further information is available at www.boatloans.net.

Gerald Kraaz, of Intercoastal Financial Group, Inc., stated,
"We have been in the marine finance business for over fourteen years and have seen the technology aspect grow and a lot of companies come and go. Atlantic Synergy is a company that not only understands the dynamics of the technology but how to put it to work for us. They are a trusted partner".

For additional information, contact:
Terence Channon, CEO, Atlantic Synergy, Inc.
6 Avenue A, Ft. Pierce, FL 34950 U.S.A. Phone 772-429-1401, email info@atlanticsynergy.com. Information is also available online at www.atlanticsynergy.com.



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